Exhibit 10.104

COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS AND OTHER
AGREEMENTS AFFECTING REAL ESTATE

THIS COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS AND OTHER AGREEMENTS AFFECTING REAL ESTATE (this “Assignment”) made this 8th day of March, 2007 by FRISCO SQUARE Fl-1, LTD., a Texas limited partnership (“Assignor”), to COMPASS BANK (“Assignee”),

W I T N E S S E T H:

Assignor, for a valuable consideration paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, does hereby absolutely and unconditionally Assign, Transfer and Set Over to Assignee all right, title and interest of Assignor in, to and under the following items relating to the construction, use, operation and maintenance of certain improvements described in Schedule I (the “Improvements”) on the land (the “Land”) described in Exhibit A attached hereto and made a part hereof (the Land and the Improvements are hereinafter collectively called the “Subject Property”):

A.       All licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Subject Property, or the construction of the Improvements, whether heretofore or hereafter issued or executed (collectively, the “Licenses”), such boards, agencies, departments, governmental or otherwise being hereinafter collectively referred to as “Governmental Authorities”.

B.        All contracts, subcontracts, agreements, service agreements, warranties and purchase orders, together with any and all renewals, extensions and modifications thereof and all amendments, exhibits and addenda thereto, which have been or will be executed by or on behalf of Assignor, or which have been assigned to Assignor, in connection with the use, operation and maintenance of the Property, or the construction of improvements on the Property (the “Contracts”), including, without limitation, the Contracts described on Schedule I attached hereto and made a part hereof. The parties with whom or to whom such Contracts have been or are given are hereinafter collectively referred to as the “Contractors”.

C.        All plans, specifications, notes, drawings, approvals, certifications and similar work product, and any and all modifications thereof (collectively, the “Plans”) prepared and hereafter prepared by the Contractors.

All of the foregoing are herein sometimes called the “Additional Collateral”. The Additional Collateral is subject to a license hereby granted by Assignee to Assignor to exercise its rights under the Additional Collateral and to use the Plans, which license is limited as hereinafter provided.

This Assignment is made by Assignor as security for the payment of the following note, obligations, indebtedness and liabilities: (a) one certain promissory note of even date herewith in the principal amount of Eight Million Eight Hundred Eighty-Nine Thousand and No/100 Dollars ($8,889,000.00) made by Assignor and payable to the order of Assignee, including, without limitation, all principal, interest, prepayment fees and charges, attorneys’ fees and interest at the Default Rate (as such term is defined therein), both principal and interest being payable as therein provided and being finally due and payable twenty-four (24) months from the date thereof (subject to being extended as provided in the Loan Agreement), together with all amendments, modifications and extensions thereof, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, such note and all amendments, modifications and extensions thereof and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part, being hereinafter called the “Note”; and (b) all indebtedness now or hereafter incurred or arising pursuant to the provisions of, or secured by, the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents of even date with the Note (the “Deed of Trust”) made by Assignor to secure the payment of the Note and covering the Subject Property and certain other property described therein and the Construction Loan Agreement (“Loan Agreement”) of even date with the Note between Assignor and Assignee which sets forth the terms and conditions for disbursement of the loan evidenced by the Note; SUBJECT, HOWEVER, to the terms, provisions and conditions herein set forth.

1.         Assignor hereby represents and warrants to Assignee that: (a) the Contracts described in Schedule I are the only Contracts between Assignor and the Contractor and Architect (as such terms are defined in the Loan Agreement) relating to the construction of the Improvements; (b) the Plans described in Schedule I are the sole and exclusive plans, specifications and drawings to be used in connection with the construction of the Improvements; (c) there are no amendments, exhibits or addenda to such Contracts or the Plans, other than those described in Schedule I; (d) Assignor is the sole owner of the entire right, title and interest of owner in, to and under the Additional Collateral, has the full and complete right to use the Plans and has good title to and good right to assign the Additional Collateral to Assignee and no other person or entity has any right, title or interest in the Additional Collateral except for the right title and interest of the respective Contractors in the Plans; (e) the Licenses and Contracts are, or will be when issued or entered into, in full force and effect and there has been no default by Assignor or the respective Contractors thereunder and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default; (f) Assignor has not executed any prior assignments of, or in any way transferred or encumbered or created or permitted any lien upon or charge against, the Additional Collateral; (g) Assignor has performed no act or executed any other instrument which might prevent Assignee from enjoying and exercising any of its rights and privileges evidenced hereby. Assignor shall furnish to Assignee, upon Assignee’s request, a complete list of all Contracts and Licenses. Further, if requested, Assignor shall deliver to Assignee originals or certified copies of all Contracts and Licenses, and other written agreements, correspondence and memoranda between Assignor and Contractors and Governmental Authorities, setting forth the contractual and other arrangements between them. To the extent that Assignor does not have original or certified copies of the foregoing in its possession, Assignor shall deliver copies of those of the foregoing which are in its possession with a certification that to Assignor’s knowledge and belief, they are true and correct copies.

2.         Assignor hereby covenants and agrees with Assignee that, so long as the indebtedness evidenced by the Note or any part thereof or any other indebtedness secured by the Deed of Trust shall remain unpaid, (a) Assignor shall faithfully perform each and every one of its duties and obligations under the Additional Collateral and observe, satisfy and comply with each and every term, covenant, condition, agreement, requirement, restriction and provision of the Additional Collateral to be performed by Assignor; (b) Assignor shall enforce the performance of each and every term, covenant, condition, agreement, requirement, restriction and provision of the Additional Collateral to be performed by the respective Contractors and shall not waive, excuse, condone, discount, set off, compromise or in any manner release or discharge the Contractors under the Contracts from any of the foregoing;
(c) Assignor shall not alter, modify or amend the Additional Collateral in any material way, except by agreement in writing signed by Assignor, Assignee and the applicable Contractor; (d) Assignor shall not cancel or terminate the Licenses or Contracts; (e) Assignor shall give prompt notice to Assignee of any claim of or notice of default under the Additional Collateral given to or by Assignor, together with a copy of any such notice or claim if the same is in writing; (f) Assignor will make no assignment, pledge or other disposition of the Additional Collateral; (g) Assignor will not subordinate the Additional Collateral to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (h) Assignor shall at all times defend Assignee’s first and prior right in and to the Additional Collateral against any and all claims adverse to the claim of Assignee; and (i) Assignor shall appear in and defend any action arising out of, or in any manner connected with, the Additional Collateral or the duties, obligations, liabilities and responsibilities of Assignor or any guarantor or surety thereunder or with respect thereto and, upon request by Assignee, shall make appearance in the name and on behalf of Assignee, but at the expense of Assignor.

3.         Until an event of default shall have occurred under the Loan Agreement, or until occurrence of an event or circumstance which with the lapse of time or the giving of notice, or both, would constitute such an event of default, Assignor shall be entitled under the license hereby granted, but limited as provided herein, to exercise its rights under the Additional Collateral and to use the Additional Collateral in accordance with the terms and conditions of this Assignment and the Loan Agreement. Upon the conveyance by Assignor of the fee title to the Subject Property, all right, title, interest and powers granted under said license shall automatically pass to and may be exercised by each such subsequent owner. Upon the occurrence of an event of default under the Loan Agreement or the occurrence of an event or circumstance which with the lapse of time or the giving of notice, or both, would constitute such an event of default, Assignee shall have the right, power and privilege (but shall be under no duty) to terminate the license granted to Assignor hereunder and thereupon Assignee shall have any and/or all of the following rights and remedies: (a) Assignee may exercise any and all rights and remedies and undertake any and all actions which would be available to Assignor under the Additional Collateral, (b) Assignee may effect new Contracts and Licenses, cancel or surrender existing Contracts or Licenses, alter and amend the terms of and renew existing Contracts and Licenses, and make concessions to Governmental Authorities and Contractors and
(c) Assignee may exercise any and all proprietary rights in and to the Plans and fully utilize the Plans for Assignee’s sole benefit. Upon termination of said license, the Contractors and the Governmental Authorities shall be, and are hereby, fully authorized and empowered to continue the work and duties contemplated by the Additional Collateral under the sole direction of Assignee, to be bound and obligated under the Additional Collateral to the same extent as such parties are bound and obligated to Assignor thereunder, and to permit Assignee to retain and use the Additional Collateral for any and all purposes as Assignee may deem appropriate with respect to the Property. Any of the Governmental Authorities, Contractors or any other person requiring contact with the holder of the Additional Collateral may rely on the affidavit of an officer, agent or attorney of Assignee stating that there has been an event of default for the purposes of allowing Assignee its rights in the Additional Collateral pursuant to this paragraph.

4.         Assignee will not be deemed in any manner to have assumed any of the Additional Collateral, nor shall Assignee be liable to Governmental Authorities or Contractors by reason of any default by any party under the Licenses or Contracts. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s exercise of rights under the Additional Collateral, or from any other act or omission of Assignee under this Assignment unless such loss is caused by the gross negligence or willful misconduct of Assignee, nor shall Assignee be obligated to perform or discharge any obligation, duty or liability under the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder. Assignor shall and does hereby agree to indemnify Assignee for, and to hold Assignee harmless from, any and all liability, loss or damage incurred under the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Additional Collateral. THE INDEMNITIES AND RELEASES CONTAINED IN THIS PARAGRAPH SHALL INCLUDE LIABILITY, LOSS OR DAMAGE RESULTING FROM THE NEGLIGENCE OF ASSIGNEE AND ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ASSIGNEE. Should Assignee incur any liability under the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder, or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorney’s fees, shall be secured hereby and by the Deed of Trust and Assignor shall reimburse Assignee therefor immediately upon demand, failing which Assignee may, at its option, declare all indebtedness secured hereby and by the Deed of Trust to be immediately due and payable. This Assignment shall not operate to place responsibility upon Assignee for the construction of the Improvements or in any way for the Subject Property, nor for the carrying out of any of the terms and conditions of the Additional Collateral.

5.         This Assignment is primary in nature to the obligation evidenced and secured by the Note, the Deed of Trust and any other document given to secure and collateralize the indebtedness secured by the Deed of Trust. Assignor agrees that Assignee may enforce this Assignment without first resorting to or exhausting any other security or collateral; provided, however, that nothing herein contained shall prevent Assignee from suing on the Note, foreclosing the Deed of Trust or exercising any other right under the Loan Agreement or any other document securing the payment of the Note or at law or equity.

6.         Nothing contained herein and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note, the Deed of Trust and the Loan Agreement or a waiver or curing of any default hereunder or under the Note, the Deed of Trust or the Loan Agreement, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of the Note, the Deed of Trust and the Loan Agreement. The right of Assignee to collect said principal, interest and other indebtedness secured hereby and by the Deed of Trust and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

7.         If the Note and all other indebtedness secured hereby are paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in the Deed of Trust, the Loan Agreement and this Assignment are kept and performed, this Assignment shall become null and void and of no further force and effect but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing any part of the Note or such other indebtedness to remain unpaid or any of such covenants, warranties, undertakings and agreements not to be kept or performed shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.

8.         Assignee may take or release other security for the payment of the Note and other indebtedness secured by the Deed of Trust, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of the Note and such other indebtedness without prejudice to any of its rights under this Assignment.

9.         Assignee may at any time and from time to time in writing (a) waive compliance by Assignor with any covenant herein made by Assignor to the extent and in the manner specified in such writing; (b) consent to Assignor doing any act which hereunder Assignor is prohibited from doing, or consent to Assignor failing to do any act which hereunder Assignor is required to do, to the extent and in the manner specified in such writing; or (c) release the Additional Collateral or any interest therein, from this Assignment. No such act shall in any way impair the rights of Assignee hereunder except to the extent specifically agreed to by Assignee in such writing.

10.       The rights and remedies of Assignee hereunder shall not be impaired by any indulgence, including but not limited to (a) any renewal, extension or modification which Assignee may grant with respect to any indebtedness secured hereby, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Assignee may grant in respect of any item of the property covered by the Deed of Trust or by any instrument securing the indebtedness secured thereby or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any indebtedness secured hereby.

11.       A determination that any provision of this Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Assignment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

12.       This Assignment and the terms, provisions, representations and warranties herein contained shall be binding upon Assignor, and Assignor’s successors and assigns, and shall inure to the benefit of Assignee, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the property described therein, and any corporation formed by or on behalf of Assignee which assumes Assignee’s rights and obligations under the Loan Agreement. All references in this Assignment to Assignor or Assignee shall be deemed to include all such successors and assigns of such respective party.

13.       Within this Assignment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

14.       It is expressly agreed by the parties hereto that this Assignment shall not be construed or deemed made for the benefit of any third party or parties.

15.       This Assignment contains the entire agreement between the parties hereto concerning the assignment of the Additional Collateral. No variations, modifications or changes herein or hereof shall be binding upon any party hereto, unless set forth in a document duly executed by or on behalf of such party.

16.      THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY ASSIGNEE, OTHERWISE PREEMPT TEXAS LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OF FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND ASSIGNOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO ASSIGNOR AT THE ADDRESS OF ASSIGNOR FOR THE GIVING OF NOTICES UNDER SECTION 10.13 OF THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

17.      ASSIGNOR AND ASSIGNEE, BY ACCEPTANCE OF THIS ASSIGNMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS ASSIGNMENT OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

FRISCO SQUARE F1-1, LTD. a Texas limited partnership

By:	Fairways FS F1-1, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Cathy Sweeney
		Name:	Cathy Sweeney
		Title:	Manager

SCHEDULE I TO
COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS
AND OTHER AGREEMENTS AFFECTING REAL ESTATE

1.         Description of Specific Contracts:

(a)                    Agreement dated November 27, 2006, by and between Assignor, as owner, and HCBeck, as general contractor.

(b)                   Agreement dated June 28, 2006, by and between Assignor, as owner, and Millett Engineering Group, Inc., as structural engineer.

(c)                    Agreement dated June 22, 2006, by and between Assignor, as owner, and JJA, as mechanical and electrical engineer.

2.         Description of Improvements:

A Class A four story office/retail building containing approximately 62,487 square feet of space to be constructed upon the land described in Exhibit A attached hereto and made a part hereof, which is to be constructed in accordance with the Plans.

3.         Description of Plans:

Plans and specifications for the construction of the Improvements, including but not limited to, those described on Schedule II attached hereto and made a part hereof.